Exhibit 4.3



                                COMPANY & PARTNER
                                PLEDGE AGREEMENT
                                       of
                       NEA and NJEA Partnership Interests
                             NE LLC Member Interests
                      and the Note evidencing the Bond Loan


          THIS COMPANY & PARTNER PLEDGE AGREEMENT (this "Agreement") is made and entered into as of February 19, 1998 by Northeast Energy, LP, a Delaware limited partnership ("NE LP"), Northeast Energy, LLC, a Delaware limited liability company and a wholly-owned subsidiary of NE LP ("NE LLC") and ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company" and together with NE LP and NE LLC the "Company & Partner Pledgors" and each a "Company and Partner Pledgor"), each having its principal office at 11760 U.S. Highway One, North Palm Beach, Florida 33408, in favor of State Street Bank and Trust Company, a Massachusetts banking corporation ("State Street Bank") having an office at 225 Franklin Street, Boston, Massachusetts, 02110 as collateral agent (the "Collateral Agent") for State Street Bank, as trustee (the "Trustee") for the holders (the "Holders") of the 7.99% Secured Bonds Due 2011 of the Company. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company & Partner Pledgors and State Street Bank, as trustee, have entered into that certain indenture dated as of February 19, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $220 million in aggregate principal amount of 7.99% Secured Bonds due 2011 (together with any bonds issued in replacement thereof or in exchange or substitution therefor, the "Bonds"); and

          WHEREAS, NE LP and NE LLC are the legal and beneficial owners of all of the partnership interests, including the "Interests" as defined in the amended and restated agreement of limited partnership of NEA, dated as of November 21, 1997 by NE LP and NE LLC (the "NEA Partnership Agreement") set forth on Schedule I hereto (the "Pledged NEA Interests") of Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership ("NEA"); and

          WHEREAS, NE LP and NE LLC are the legal and beneficial owners of all of the partnership interests, including the "Interests" as defined in the amended and restated agreement of limited partnership of NJEA, dated as of November 21, 1997 by NE LP and NE LLC (the "NJEA Partnership Agreement") set forth on Schedule I hereto (the "Pledged NJEA Interests" and together with the Pledged NEA Interests, the "Pledged Partnership Interests")


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of North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership ("NJEA"), and

          WHEREAS, NE LP is the legal and beneficial owner of all of the member interests including the "Interest" as defined in the operating agreement of NE LLC, dated as of November 21, 1997 by NE LP (the "NE LLC Operating Agreement") set forth on Schedule I hereto (the "Pledged Member Interests") of NE LLC (in such capacity an "Owned Entity" and together with NEA and NJEA, the "Owned Entities"); and

          WHEREAS, the Company is the legal and beneficial owner of a promissory note issued by NE LP evidencing NE LP's obligation to repay the Bond Loan from the Company to NE LP of the proceeds received by the Company from the sale of the Bonds, together with any note issued in replacement thereof or in exchange or substitution thereof (the "Pledged Note"); and

          WHEREAS, the terms of the Indenture require that each Company & Partner Pledgor (i) pledge to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Bonds, and grant to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Bonds a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by each Company & Partner Pledgor of all of the Obligations of the Company, NE LP and NE LLC under the Indenture, the Note, the Bond Guaranty and the Bonds.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of Bonds to purchase the Bonds, each Company & Partner Pledgor hereby agrees with the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Bonds as follows:

     SECTION 1. Pledge. Each Company & Partner Pledgor, with respect to the Pledged Collateral now owned or hereafter acquired by such Company & Partner Pledgor, hereby pledges to the Collateral Agent for its benefit, the benefit of the Trustee and for the ratable benefit of the Holders of Bonds, and grants to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Bonds, the following (the "Pledged Collateral"):

        (a) a continuing first priority perfected security interest in all of their right, title and interest in the Pledged Partnership Interests (other than the 1% general partner interests in each of NEA and NJEA owned by NE LP, which is covered by clause (b) below), and all products and proceeds of any of such Pledged Partnership Interests, including, without limitation, all dividends, cash, rights, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Partnership Interests or any of the foregoing including distributions of "Cash Flow" (as defined in each of the NEA Partnership Agreement and the NJEA Partnership Agreement); and


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        (b) a continuing second priority security interest in all of their right, title and interest in the general partner interests in each of NEA and NJEA owned by NE LP and all products and proceeds of any of such 1% general partner interests of the Pledged Partnership Interests, including, without limitation, all dividends, cash, rights, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Partnership Interests or any of the foregoing including distributions of "Cash Flow" (as defined in each of the NEA Partnership Agreement and the NJEA Partnership Agreement); and

        (c) a continuing first priority perfected security interest in all of its right, title and interest in the Pledged Member Interests, and all products and proceeds of any of the Pledged Member Interests, including, without limitation, all dividends, cash, rights, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Member Interests or any of the foregoing including distributions of "Distributable Cash" (as defined in the NE LLC Operating Agreement);

        (d) continuing first priority perfected security interest in all of its right, title and interest in all additional Equity Interests in the Owned Entities from time to time acquired by each NE LP and NE LLC in any manner, and the certificates, if any, representing such additional Equity Interests (any such additional Equity Interests and other items shall constitute part of the Pledged Partnership Interests and the Pledged Member Interests);

        (e) continuing first priority security interest in all of its right, title and interest in the Pledged Note and the instrument representing the Pledged Note, and all products and proceeds of the Pledged Note, including, without limitation, all interest, principal and premium payments (if any) and Registration Default Damages (if any), and all instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Note or any of the foregoing.

     SECTION 2. Security for Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Company, NE LP and NE LLC under the Indenture, the Note, the Bond Guaranty and the Bonds (including, without limitation, interest, premium and Registration Default Damages, if any, and any other Obligations accruing after the date of any filing by each Company & Partner Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to any of the Company & Partner Pledgors) (the "Secured Obligations").

     SECTION 3. Delivery of Pledged Collateral. Each Company & Partner Pledgor hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of such Company & Partner Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated and bearing appropriate signature guarantees, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent


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shall have the right to transfer Pledged Collateral into its name, as
Collateral Agent hereunder, or into the name of its nominee.

        SECTION 4. Representations and Warranties. Each Company & Partner Pledgor hereby makes all representations and warranties applicable to such Company & Partner Pledgor contained in the Indenture. Each Company & Partner Pledgor further represents and warrants that:

        (a) The execution, delivery and performance by each Company & Partner Pledgor of this Agreement are within each such Company & Partner Pledgor's full power and authority (corporate or other) have been duly authorized by all necessary action (corporate or other) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws, operating agreement or agreement of limited partnership of each such Company & Partner Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon each such Company & Partner Pledgor, or result in the creation or imposition of any Lien on any assets of each such Company & Partner Pledgor, other than the Lien contemplated hereby and, with respect to the pledge by NE LP of its one percent general partnership interest in each NEA and NJEA, other than the Lien securing NEA's and NJEA's obligations in respect of the Project Indebtedness.

        (b) The Pledged Note has been duly authorized, issued and delivered by NE LP and constitutes the legal, valid and binding obligation of NE LP, enforceable against NE LP in accordance with its terms.

        (c) The Pledged Note constitutes all of the promissory notes of NE LP in favor of the Company.

        (d) The execution, delivery and performance of the NEA Partnership Agreement creating the Pledged Partnership Interests has been duly authorized by NE LP and NE LLC and constitutes the valid and binding obligations of NE LP and NE LLC in accordance with its terms.

        (e) The execution, delivery and performance of the NJEA Partnership Agreement creating the Pledged Partnership Interests has been duly authorized by NE LP and NE LLC and constitutes the valid and binding obligations of NE LP and NE LLC in accordance with its terms.

        (f) The execution, delivery and performance of the NE LLC Operating Agreement creating the Pledged Member Interests has been duly authorized by NE LP and such NE LLC Operating Agreement constitutes the valid and binding obligations of NE LP in accordance with its terms.

        (g) The Pledged Member Interests constitute all of the authorized, issued and outstanding Equity Interests of NE LLC and constitute all of the Equity Interests of NE LLC beneficially owned by NE LP. The Pledged Partnership Interests constitute all of the authorized Equity Interests of NEA and NJEA and constitute all of the Equity Interests of the NE LP beneficially owned by the Owners of NE LP.


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        (h) NE LP is the legal, record and beneficial owners of the Pledged
    Member Interests, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement. NE LP and NE LLC are the legal, record and beneficial owners of the Pledged Partnership Interests, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement and except for the first priority pledge of the general partner interest of each of NEA and NJEA securing, among other things, the obligations of ESI Tractebel Funding Corp. (formerly known as IEC Funding Corp.) with respect to the Project Securities (as defined in the Indenture).

        (i) Each Company & Partner Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

        (j) This Agreement has been duly executed and delivered by each Company & Partner Pledgor and constitutes a legal, valid and binding obligation of each Company & Partner Pledgor, enforceable against each Company & Partner Pledgor in accordance with its terms.

        (k) Upon the delivery to the Collateral Agent of the Pledged Collateral and the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral (other than the Pledged Collateral set forth in Section 1(b) hereof with respect to which this Agreement creates a valid and perfected second priority security interest) pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds, and enforceable as such against all creditors of the Company & Partner Pledgors and any Persons purporting to purchase any of the Pledged Collateral from the Company & Partner Pledgors.

        (l) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by any Company & Partner Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Company & Partner Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

        (m) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of any Company & Partner Pledgor, threatened by or against such Company & Partner Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.


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        (n) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

        (o) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.

        SECTION 5. Further Assurance. The Company & Partner Pledgors will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral (except to the extent that the Company and Partner Pledgors cause the security interest in the general partner interests in NEA and NJEA to constitute perfected second priority security interests), enforceable as such against all creditors of Company & Partner Pledgors and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from the Company & Partner Pledgors. Each Company & Partner Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority or second priority, as applicable, of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. Each Company & Partner Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of such Company & Partner Pledgor to the extent permitted by applicable law. The Company & Partner Pledgors will pay all costs incurred in connection with any of the foregoing.

        SECTION 6. Voting Rights; Dividends; Etc.

        (a) So long as no Event of Default shall have occurred and be continuing, each Company & Partner Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Member Interests or the Pledged Partnership Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that such Company & Partner Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

        (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, each Company & Partner Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Member Interests and the Pledged Partnership Interests.


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        (c) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash interest payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Member Interests or the Pledged Partnership Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by a Company & Partner Pledgor, be received in trust for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds, be segregated from the other property and funds of such Company & Partner Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

        (d) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Company & Partner Pledgor all such proxies and other instruments as such Company & Partner Pledgor may reasonably request for the purpose of enabling such Company & Partner Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) through 6(c) above.

        (e) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of each Company & Partner Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and each Company & Partner Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease.

        (f) Upon the occurrence and during the continuance of an Event of Default, each Company & Partner Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(f) above.

        (g) All payments of interest, principal or premium and all dividends and other distributions that are received by a Company & Partner Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent and the Holders, shall be segregated from the other property or funds of such Company & Partner Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).


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        SECTION 7. Covenants. Each Company & Partner Pledgor hereby covenants and agrees with the Collateral Agent and the Holders of Bonds that it will comply with all of the obligations, requirements and restrictions applicable to such Company & Partner Pledgor contained in the Indenture. Each Company & Partner Pledgor further covenants and agrees, from and after the date of this Agreement and until the Secured Obligations have been paid in full, as follows:

        (a) Each Company & Partner Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent and except as permitted under the Indenture, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner with respect to its Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action, or permit the taking of any action by the Owned Entities, with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Owned Entities of any additional Equity Interests or promissory notes or the incurrence by the Owned Entities of any Indebtedness to Persons other than a Company & Partner Pledgor (except as permitted by the Indenture), (v) enter into any agreement amending, modifying or supplementing the interest, principal or maturity terms of the Pledged Note (except as permitted by the Indenture) in a manner adverse to the interests of the Collateral Agent, the Trustee and the Holders of Bonds; (vi) fail to give prompt notice to the Collateral Agent of any notice of default given by NE LP to the Company under or with respect to the Pledged Note together with a complete copy of such notice;
    (vii) permit the Owned Entities to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, except as permitted under the Indenture and unless all outstanding Capital Stock, notes, other securities or Equity Interests of the surviving entity in such merger or consolidation or of the entity to whom such sale or transfer was made, together with any promissory notes issued by such entity in favor of such Company & Partner Pledgor are, upon such merger or consolidation, pledged hereunder to and deposited with the Collateral Agent or (viii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

        (b) Each Company & Partner Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of the Owned Entities (including as a result of the merger or consolidation of the Owned Entities with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders, a continuing first priority (or with respect to the Pledged Collateral set forth in Section 1(b) hereof, a continuing second priority) security interest in such shares, notes, other


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    securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). Each Company & Partner Pledgor further agrees that it will promptly deliver to the Collateral Agent a certificate executed by a principal executive officer of such Company & Partner Pledgor describing such additional shares, notes, other securities or Equity Interests and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

        (c) The Company & Partner Pledgors agree that upon the acquisition or creation of any new subsidiaries of any Company & Partner Pledgor, such Company & Partner Pledgors will promptly pledge and deliver to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders a first priority security interest in any shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent) of such subsidiaries.

        SECTION 8. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Section 11.06 of the Indenture, each Company & Partner Pledgor hereby appoints and constitutes the Collateral Agent as such Company & Partner Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of such Company & Partner Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of each Company & Partner Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign each Company & Partner Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign each Company & Partner Pledgor's name on any notice of Lien, and prepare, file and sign each Company & Partner Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of each Company & Partner Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by each Company & Partner Pledgor.

        SECTION 9. Collateral Agent May Perform. If any Company & Partner Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in


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connection therewith shall be payable by such Company & Partner Pledgor under
Section 14 hereof.

        SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's, the Trustee's and the Holders' of Bonds security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

        SECTION 11. Subsequent Changes Affecting Collateral. Each Company & Partner Pledgor represents to the Collateral Agent, the Trustee and the Holders of Bonds that such Company & Partner Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and such Company & Partner Pledgor agrees that the Collateral Agent, the Trustee and the Holders of Bonds shall have no responsibility or liability for informing any Company & Partner Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Each Company & Partner Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Owned Entities to issue any capital stock, notes, other securities or Equity Interests or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. Each Company & Partner Pledgor will defend the right, title and interest of the Collateral Agent, the Trustee and the Holders of Bonds in and to the Pledged Collateral against the claims and demands of all Persons.

        SECTION 12. Remedies Upon Default.

               (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent on behalf and for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds shall have, in addition to all other rights given to such parties by law, by this Agreement, the Sponsor Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and each Company & Partner Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Owned Entities into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Company & Partner Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company & Partner Pledgors as provided below in Section 18.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder of Bonds may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

               (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Member Interests or the Pledged Partnership Interests pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Member Interests or the Pledged Partnership Interests or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company & Partner Pledgors will cause the applicable Owned Entity to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at such Owned Entity's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Member Interests or the Pledged Partnership Interests under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Member Interests, Pledged Partnership Interests or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company & Partner Pledgors agree to cause such Owned Entity to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Member Interests or the Pledged Partnership Interests and to make available to such Owned Entity's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Company & Partner Pledgors will cause such Owned Entity to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Company & Partner Pledgors will cause such Owned Entity, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent, the Trustee and the Holders of Bonds from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent, the Trustee or the Holders of Bonds may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Company & Partner Pledgors will cause such Owned Entity to bear all costs and expenses of carrying out its obligations hereunder.

               (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Company & Partner Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. Each Company & Partner Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit a Owned Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Owned Entity agrees to do so.

               (d) Each Company & Partner Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. Each Company &

    Partner Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent, the Trustee and the Holders of Bonds, that the Collateral Agent, the Trustee and the Holders of Bonds have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against such Company & Partner Pledgor, and each Company & Partner Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

        SECTION 13. Irrevocable Authorization and Instruction to the Company The Company & Partner Pledgors hereby authorize and instruct the Owned Entities to comply with any instruction received by a Owned Entity from the Collateral Agent that (i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Company & Partner Pledgor, and each Company & Partner Pledgor agrees that such Owned Entity shall be fully protected in so complying.

        SECTION 14. Fees and Expenses. The Company & Partner Pledgors will upon demand pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Bonds hereunder or (iv) the failure by any Company & Partner Pledgor to perform or observe any of the provisions hereof.

        SECTION 15. Security Interest Absolute. All rights of the Collateral Agent and the Holders of Bonds and the security interests created hereunder, and all obligations of each Company & Partner Pledgor hereunder, shall be absolute and unconditional irrespective of:

        (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

        (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations; or

        (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Company & Partner Pledgor in respect of the Secured Obligations or of this Agreement.

        SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

        first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent and the Trustee, and all expenses, liabilities and advances incurred or made by the Collateral Agent or the Trustee in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

        second, to the ratable payment (based on the principal amount of Bonds deemed by the Indenture to be outstanding at the time of distribution) of amounts due and unpaid on such outstanding Bonds for principal, premium, and Registration Default Damages (if any) and interest without preference or priority of any kind, according to amounts due and payable on the Bonds for principal, premium and Registration Default Damages (if any) and interest, respectively;

        third, to the ratable payment (based on the principal amount of Bonds deemed by the Indenture to be outstanding at the time of distribution) of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

        fourth, to payment to the applicable Company & Partner Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;

provided that, at the written request of the Trustee, the Collateral Agent shall pay any proceeds or cash as set forth in clauses first through third of this Section to the Trustee to be paid and distributed by the Trustee in accordance with the provisions of the Indenture, the Note and the Bonds, which payment shall release the Collateral Agent from all responsibility for such payments except for payments as set forth in clause fourth of this Section.

        SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Member Interests (whether now owned or acquired hereafter by any Company & Partner Pledgor) are uncertificated Pledged Member Interests, such Company & Partner Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law. Each Company & Partner Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Member Interests promptly upon request of the Collateral Agent.

        SECTION 18. Miscellaneous Provisions.

        Section 18.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 13.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent to:

        State Street Bank and Trust Company
        225 Franklin Street
        Boston, Massachusetts, 02110
        Attention:  Corporate Trust Department-ESI Tractebel
        Telecopy No. (617) 664-5371.

        Section 18.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by a Company & Partner Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, such Company & Partner Pledgor shall deliver to the Collateral Agent an Officer's Certificate and an Opinion of Counsel in accordance with the requirements of
Section 13.04 of the Indenture.

        Section 18.3. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of any Company & Partner Pledgor, any Owned Entities or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

        Section 18.4. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

        Section 18.5. No Recourse Against Others. Except to the extent provided in the Indenture, the Sponsor Pledge Agreement and this Agreement, no director, officer, employee, stockholder or affiliate, as such, of any Company & Partner Pledgor or any Owned Entity shall have any liability for any obligations of a Company & Partner Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Bonds, by accepting a Bond, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

        Section 18.6. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 18.7. Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

        Section 18.8. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Trustee and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Agreement.

        Section 18.9. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Company & Partner Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by such Company & Partner Pledgor from any provision of the Indenture, as applicable, and neither the Collateral Agent, the Trustee nor any Holder of Bonds shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent, the Trustee or any Holder of Bonds to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Trustee or any Holder of Bonds of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent, the Trustee or such Holder of Bonds would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        Section 18.10. Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

        Section 18.11. Continuing Security Interest; Transfer. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until the payment in full of all the Secured Obligations and all the fees and expenses owing to the Collateral Agent and the Trustee, (ii) be binding upon each Company & Partner Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent and the Trustee hereunder, to the benefit of the Collateral Agent, the Trustee the Holders of Bonds and their respective successors, transferees and assigns.

        Section 18.12. Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent, the Trustee or any Holder of Bonds in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Trustee or any Holder of Bonds upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Company & Partner Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Company & Partner Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

        Section 18.13. Survival of Provisions. All representations, warranties and covenants of each Company & Partner Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Company of the Secured Obligations.

        Section 18.14. Waivers Each of the Company & Partner Pledgors waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Company & Partner Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

        Section 18.15. Authority of the Collateral Agent.

        (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent shall be without liability for acting in good faith at the written direction of a majority in interest of the Holders of the Bonds and in reliance thereon. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons and shall be without liability for any actions it or they take or omit to take in good faith that the Collateral Agent reasonably believes to be authorized or within its powers. The Company & Partner Pledgors agree to indemnify and hold harmless the Collateral Agent, the Holders of Bonds and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders of Bonds or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders of the Bonds or such Person.

        (b) Each Company & Partner Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders of Bonds, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company & Partner Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Bonds with full and valid authority so to act or refrain from acting, and the Company & Partner Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.

        Section 18.16. Resignation or Removal of the Collateral Agent. Until such time as the Secured Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Company & Partner Pledgors and Holders of Bonds, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders of Bonds by vote of a majority in interest thereof, shall appoint a successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 18.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders of Bonds, as provided in this Section 18.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

        Section 18.17. Release; Termination of Agreement.

        (a) Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Secured Obligations (and upon receipt by the Collateral Agent of the Company's written certification that all such Secured Obligations have been satisfied) and payment in full of all fees and expenses owing by the Company & Partner Pledgors to the Collateral Agent or (ii) on the day after the first anniversary of the Legal Defeasance of all of the Secured Obligations pursuant to Section 8.02 of the Indenture (other than those surviving Secured Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Company & Partner Pledgors, reassign and redeliver to the Company & Partner Pledgors all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Company & Partner Pledgors.

        (b) Each Company & Partner Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

        Section 18.18. Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

        Section 18.19. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

        (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY & PARTNER PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

        (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, EACH OF THE COMPANY & PARTNER PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT EACH OF THE COMPANY & PARTNER PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH COMPANY & PARTNER PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

        (iii) EACH COMPANY & PARTNER PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF BONDS, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH COMPANY & PARTNER PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. EACH

COMPANY & PARTNER PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH COMPANY & PARTNER PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

        (iv) EACH OF THE COMPANY & PARTNER PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

        (v) EACH COMPANY & PARTNER PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH COMPANY & PARTNER PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION
13.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

        (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY COMPANY & PARTNER PLEDGOR IN ANY OTHER JURISDICTION.

        (vii) EACH COMPANY & PARTNER PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF BONDS SHALL HAVE ANY LIABILITY TO SUCH COMPANY & PARTNER PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH COMPANY & PARTNER PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF BONDS, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF BONDS, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        (viii) EACH COMPANY & PARTNER PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF BONDS OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. EACH COMPANY & PARTNER PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN SUCH COMPANY & PARTNER PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS.

        Section 18.20. TIA Provision. In the event that the TIA applies to this Agreement, the provisions required by the TIA shall be deemed to be included herein and shall supersede any provision hereof which may conflict with the TIA.

        Section 18.21. Acknowledgments. Each Company & Partner Pledgor hereby acknowledges that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

        (b) neither the Collateral Agent nor any Holder of Bonds has any fiduciary relationship to such Company & Partner Pledgor, and the relationship between the Collateral Agent and the Holders of Bonds, on the one hand, and such Company & Partner Pledgor, on the other hand, is solely that of a secured party and a creditor; and

        (c) no joint venture exists among the Holders of Bonds or among any Company & Partner Pledgor and the Holders of Bonds.

                                     [Signature Page Follows]

        IN WITNESS WHEREOF, the Company & Partner Pledgors and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                             COMPANY & PARTNER PLEDGORS:

                             Northeast Energy, LP,
                             a Delaware limited partnership


                                 By: Tractebel Northeast Generation GP, Inc., a Delaware corporation, its General Partner


                                      By:  /s/ James E. Hammelman
                                           --------------------------
                                           Name:   James E. Hammelman
                                           Title:  Vice President and Treasurer


                                 By:  ESI Northeast Energy GP, Inc.,
                                      a Florida corporation,
                                      its General Partner


                                      By:  /s/ Glenn E. Smith
                                           --------------------------
                                           Name:   Glenn E. Smith
                                           Title:  Vice President

                             Northeast Energy, LLC,
                             a Delaware limited liability company


                               By: Northeast Energy, LP,
                                   a Delaware limited partnership


                                   By: Tractebel Northeast Generation GP, Inc., a Delaware corporation, its General Partner


                                        By:  /s/ James E. Hammelman
                                             -------------------------
                                             Name:   James E. Hammelman
                                             Title:  Vice President and
                                                     Treasurer


                                   By:  ESI Northeast Energy GP, Inc.,
                                        a Florida corporation,
                                        its General Partner


                                        By:  /s/ Glenn E. Smith
                                             -------------------------
                                             Name:   Glenn E. Smith
                                             Title:  Vice President


                             ESI Tractebel Acquisition Corp.,
                             a Delaware corporation


                             By:  /s/ Glenn E. Smith
                                  -------------------------
                                  Name:   Glenn E. Smith
                                  Title:  Vice President

                                 COLLATERAL AGENT:

                                 State Street Bank and Trust Company,
                                 as Collateral Agent

                                 By:  /s/ Chi C. Ma
                                      --------------------------------
                                      Name:   Chi C. Ma
                                      Title:  Assistant Vice President

                                   SCHEDULE I

           PLEDGED PARTNERSHIP INTERESTS AND PLEDGED MEMBER INTERESTS



                                     Interest*
                                     in each of
                                    NEA and NJEA

NE LP                           1% (general partner)
NE LP                          98% (limited partner)
NE LLC                          1% (limited partner)
                                --------------------
                                        100%

                                   Interest** in
                                       NE LLC

NE LP                                   100%






--------

* As defined in the NEA Partnership Agreement or the NJEA Partnership Agreement, as applicable.

**As defined in the NE LLC Operating Agreement.